UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                       February 20, 2004

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400
Irvine, CA 92612
(949) 255-7100
(Address and telephone number of Registrant)

Item 5.  Other Events

     On February 20, 2004, Sun Healthcare Group, Inc. issued the press release attached hereto as Exhibit 99.1, and incorporated by reference herein, regarding the closing of a private placement. Also attached as Exhibits 10.1, 10.2 and 10.3 are the forms of Subscription Agreement, Registration Rights Agreement and Warrant, respectively, used in the private placement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

	10.1	Form of Subscription Agreement between Sun Healthcare Group, Inc. and the purchasers named on the list of purchasers attached thereto.

	10.2	Form of Registration Rights Agreement between Sun Healthcare Group, Inc. and the purchasers named on the list of purchasers attached thereto.

	10.3	Form of Warrant issued by Sun Healthcare Group, Inc. to each of the purchasers named on the list of purchasers attached thereto.

	99.1	Press release dated February 20, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Senior Vice President and Corporate Controller

Dated:  February 20, 2004